UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2015

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7512 Dr. Phillips Boulevard Suite 50-209 Orlando, Florida 32819
(Address of principal executive offices)

(407) 734-1531

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.

Regulation FD Disclosure.

Sibling Group Holdings, Inc. (the “Company”) has posted an updated investor presentation dated as of August 24, 2015 to its website.   The investor presentation contains an overview of the Company and its strategy, including information related to the Company’s recent business developments.  The investor presentation and any future updates thereto will be available in the Investor section of the Company’s website at http://www.GPAed.com A copy of the presentation is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Also on August 24, 2015, the Company issued a press release announcing the Company’s new leadership team and discussing the Company’s recent business developments. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

The information in this report (including the exhibits) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely as a result of the requirements of Regulation FD.  Furthermore, the information provided in this report and in the exhibits hereto shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit.
99.1	Investor presentation, dated as of August 24 2015.
99.2	Press release issued by Sibling Group Holdings, Inc., dated as of August 24, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Date: August 24, 2015	By:	/s/ Angelle Judice
Angelle Judice, Chief Financial Officer

3